UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2014

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15781	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On January 21, 2014, Berkshire Hills Bancorp, Inc. (the “Company”) announced that, on January 17, 2014, the Company completed the purchase of 20 retail bank branches pursuant to a Purchase and Assumption Agreement dated as of July 23, 2013 between Berkshire Bank and Bank of America, National Association (the “Agreement”).

Approximately $450 million in deposits were received. The purchase price is based on 2.25% of an average deposit balance as specified in the Agreement. The deposit purchase price is expected to total approximately $10.5 million, subject to final adjustments. As part of the transaction, two of the bank branches were consolidated with other Berkshire Bank branches as of the closing date.

A copy of the news release announcing the closing is being filed herewith as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)                 Exhibits.

Exhibit No. 99.1	Description News Release dated January 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: January 21, 2014	By:	/s/ Michael P. Daly
Michael P. Daly
Chairman of the Board, President and Chief Executive Officer